Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports First Quarter 2024 Financial Results

Montvale, NJ, May 3, 2024 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2024 fiscal first quarter ended March 31, 2024. The Company reported quarterly net sales of $239.7 million, quarterly net earnings of $29.0 million, adjusted EBITDA(a) of $60.9 million, and free cash flow(a) of $26.8 million.

Ted Harris, Chairman, President and CEO of Balchem said, "The first quarter was a very good start to the year for Balchem. We delivered record net sales, adjusted EBITDA, and net earnings, as well as solid first quarter cash flows, despite the continued challenging environment in parts of our portfolio.”

First Quarter 2024 Financial Highlights:
•Net sales were a record $239.7 million, an increase of 3.1% compared to the prior year quarter.
•Adjusted EBITDA was a record $60.9 million, an increase of 8.0% from the prior year quarter.
•GAAP net earnings were $29.0 million, an increase of 27.6% from the prior year quarter.
•GAAP earnings per share of $0.89 compared to $0.70 in the prior year quarter and adjusted earnings per share(a) of $1.03 compared to $0.94 in the prior year quarter.
•Cash flows from operations were $33.4 million for the first quarter of 2024, with quarterly free cash flow(a) of $26.8 million.
•Record Human Nutrition & Health segment sales of $152.7 million, an increase of 15.1% compared to the prior year quarter with record earnings from operations of $33.3 million, up 80.4%.

Recent Highlights:
•On April 22, we released our 2023 Sustainability Report, highlighting the Company's Corporate Social Responsibility initiatives and accomplishments. Guided by our core values and our vision of making the world a healthier place, our Sustainability Report demonstrates both the Company's commitment to our corporate social responsibilities and our continued promise to provide our employees, customers, shareholders and the communities within which we operate with important information on our various initiatives.
•VitaCholine®, Balchem's market leading brand of the essential nutrient choline, has become a Proud Partner of the New York Jets, a major professional NFL sports team. This is the first sponsorship for VitaCholine® and the first sponsorship in the Nutritional Ingredient category for the Jets. The partnership will help VitaCholine® reach a large and health-conscious audience and promote its message of improving well-being of body and mind. VitaCholine® is a nutrient that supports both mental and physical performance by enhancing memory, accuracy and muscle control.

Mr. Harris said, "I am very pleased with the progress Balchem continues to make in advancing our sustainability efforts, as detailed in our 2023 Sustainability Report. Our performance, notably on our 2030 goals to reduce both greenhouse gas emissions and water usage by 25 percent, shows our commitment to our two main objectives: providing innovative solutions for the health and nutritional needs of the world and operating with excellence as strong stewards of our people, communities, and shareholders."
Mr. Harris continued, "I am excited about 2024. We had a very good start to the year financially and we continue to make good progress on our strategic initiatives that will support our growth over the longer term."

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)
Results for Period Ended March 31, 2024 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$239,659	$232,540
Gross margin	81,514	73,170
Operating expenses	39,838	38,762
Earnings from operations	41,676	34,408
Interest and other expenses	4,826	5,289
Earnings before income tax expense	36,850	29,119
Income tax expense	7,864	6,409
Net earnings	$28,986	$22,710

Diluted net earnings per common share	$0.89	$0.70

Adjusted EBITDA(a)	$60,866	$56,357
Adjusted net earnings(a)	$33,584	$30,581
Adjusted net earnings per common share(a)	$1.03	$0.94

Shares used in the calculations of diluted and adjusted net earnings per common share	32,627	32,415

(a)	See “Non-GAAP Financial Information” for a reconciliations of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)

Financial Results for the First Quarter of 2024:

The Human Nutrition & Health segment generated record sales of $152.7 million, an increase of $20.1 million, or 15.1%, compared to the prior year quarter. The increase was primarily driven by higher sales within the minerals and nutrients business. Record earnings from operations for this segment of $33.3 million increased $14.8 million, or 80.4%, compared to $18.4 million in the prior year quarter, primarily due to the aforementioned higher sales and lower manufacturing input costs. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations(a) for this segment were a record $38.5 million, compared to $26.9 million in the prior year quarter, an increase of 43.3%.
The Animal Nutrition & Health segment generated quarterly sales of $53.9 million, a decrease of $11.0 million, or 16.9%, compared to the prior year quarter. The decrease was driven by lower sales in both the monogastric and ruminant species markets. First quarter earnings from operations for this segment of $2.1 million decreased $7.4 million, or 78.3%, compared to $9.5 million in the prior year quarter, primarily due to the aforementioned lower sales, partially offset by lower manufacturing input costs. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $2.4 million compared to $10.0 million in the prior year quarter, a decrease of 75.8%.

The Specialty Products segment generated quarterly sales of $31.6 million, a decrease of $0.6 million, or 1.9%, compared to the prior year quarter, due to lower sales in the plant nutrition business, partially offset by higher sales in the performance gases business. Earnings from operations for this segment were $8.2 million, compared to $7.9 million in the prior year comparable quarter, an increase of $0.3 million, or 3.2%, primarily driven by lower manufacturing input costs, partially offset by an increase in operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $9.3 million, compared to $9.1 million in the prior year quarter, an increase of 3.1%.
Record quarterly consolidated gross margin of $81.5 million increased by $8.3 million, or 11.4%, compared to $73.2 million for the prior year comparable period. Gross margin as a percentage of sales was 34.0% as compared to 31.5% in the prior year period, an increase of 255 basis points, primarily due to a favorable mix and decreases in certain manufacturing input costs. Operating expenses of $39.8 million for the quarter increased $1.1 million from the prior year comparable quarter, primarily due to higher compensation-related expenses and the impact of a gain on sale of fixed assets recognized in the prior year, partially offset by lower transaction and integration-related expenses. Excluding non-cash operating expenses associated with amortization of intangible assets of $5.7 million, operating expenses were $34.1 million, or 14.2% of sales.
Interest expense was $5.4 million and $5.6 million in the first quarters of 2024 and 2023, respectively. Our effective tax rates for the three months ended March 31, 2024 and 2023 were 21.3% and 22.0%, respectively. The lower effective tax rate was primarily due to higher tax benefits from stock-based compensation and certain lower foreign taxes.
First quarter cash flows provided by operating activities were $33.4 million and free cash flow was $26.8 million. The $200.4 million of net working capital on March 31, 2024 included a cash balance of $60.3 million. Significant cash payments during the quarter included a dividend payment of $25.6 million, net repayments on the revolving loan of $8.0 million and capital expenditures and intangible assets acquired of $6.9 million.

Ted Harris said, “The Balchem team delivered record first quarter sales and adjusted EBITDA results, once again highlighting the resilience of our business model. Two of our three reporting segments are performing very well, with our Human Nutrition and Health segment delivering all-time record results which are more than offsetting the challenges we are experiencing in our Animal Nutrition and Health segment. We are well positioned in the markets we serve and remain confident in the long-term growth outlook for our markets as we continue to focus on progressing our strategic growth initiatives in 2024 and beyond.”

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Balchem Corporation (NASDAQ:BCPC)
Quarterly Conference Call

A quarterly conference call will be held on Friday, May 3, 2024, at 11:00 AM Eastern Time (ET) to review first quarter 2024 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. We invite you to listen to the conference by calling toll-free 1-877-407-8289 (local dial-in 1-201-689-8341), five minutes prior to the scheduled start time of the conference call. The conference call will be available for replay three hours after the conclusion of the call through end of day Friday, May 17, 2024. To access the replay of the conference call, dial 1-877-660-6853 (local dial-in 1-201-612-7415), and use conference ID #13745950.

Segment Information

Balchem Corporation reports three business segments: Human Nutrition & Health, Animal Nutrition & Health, and Specialty Products. The Human Nutrition & Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition & Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," “likely,” "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Actions and performance could differ materially from what is contemplated by the forward-looking statements contained in this release. Factors that might cause differences from the forward-looking statements include those referred to or identified in Balchem’s Annual Report on Form 10-K for the year ended December 31, 2023 and other factors that may be identified elsewhere in this release or in our other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
($ in 000’s)

Business Segment Net Sales:	Three Months Ended March 31,
	2024	2023
Human Nutrition & Health	$152,744	$132,653
Animal Nutrition & Health	53,921	64,889
Specialty Products	31,613	32,231
Other and Unallocated (b)	1,381	2,767
Total	$239,659	$232,540

Business Segment Earnings Before Income Taxes:	Three Months Ended March 31,
	2024	2023
Human Nutrition & Health	$33,257	$18,435
Animal Nutrition & Health	2,060	9,498
Specialty Products	8,199	7,946
Other and Unallocated (b)	(1,840)	(1,471)
Interest and other expenses	(4,826)	(5,289)
Total	$36,850	$29,119

(b) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of: (i) Transaction and integration costs of $440 and $565 for the three months ended March 31, 2024 and 2023, respectively, and (ii) Unallocated amortization expense of $0 and $312 for the three months ended March 31, 2024 and 2023, respectively, related to an intangible asset in connection with a company-wide ERP system implementation.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	March 31, 2024	December 31, 2023
	(unaudited)

Cash and Cash Equivalents	$60,349	$64,447
Accounts Receivable, net	139,881	125,284
Inventories	110,381	109,521
Other Current Assets	14,248	14,990
Total Current Assets	324,859	314,242

Property, Plant & Equipment, net	274,033	276,039
Goodwill	771,538	778,907
Intangible Assets with Finite Lives, net	182,044	191,212
Right of Use Assets	19,010	19,864
Other Assets	17,216	16,947
Total Non-current Assets	1,263,841	1,282,969

Total Assets	$1,588,700	$1,597,211

Current Liabilities	$124,425	$148,491
Revolving Loan	301,569	309,569
Deferred Income Taxes	51,006	52,046
Other Long-Term Obligations	32,909	33,121
Total Liabilities	509,909	543,227

Stockholders' Equity	1,078,791	1,053,984

Total Liabilities and Stockholders' Equity	$1,588,700	$1,597,211

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Balchem Corporation (NASDAQ:BCPC)

Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net earnings	$28,986	$22,710
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,668	13,646
Stock compensation expense	4,750	4,770
Other adjustments	(949)	111
Changes in assets and liabilities	(13,067)	(6,399)
Net cash provided by operating activities	33,388	34,838

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(6,910)	(9,664)
Cash paid for acquisitions, net of cash acquired	—	(341)
Proceeds from the sale of assets	213	—
Investment in affiliates	(42)	(56)
Net cash used in investing activities	(6,739)	(10,061)

Cash flows from financing activities:
Proceeds from revolving loan	26,000	13,000
Principal payments on revolving loan	(34,000)	(22,000)
Principal payments on finance lease	(57)	(55)
Proceeds from stock options exercised	8,791	2,453
Dividends paid	(25,555)	(22,867)
Purchase of common stock	(5,202)	(3,849)
Net cash used in financing activities	(30,023)	(33,318)

Effect of exchange rate changes on cash	(724)	2,180

Decrease in cash and cash equivalents	(4,098)	(6,361)

Cash and cash equivalents, beginning of period	64,447	66,560
Cash and cash equivalents, end of period	$60,349	$60,199

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Balchem Corporation (NASDAQ:BCPC)

Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of adjusted gross margin
GAAP gross margin	$81,514	$73,170
Inventory valuation adjustment (1)	—	1,202
Amortization of intangible assets and finance lease (2)	704	681
Adjusted gross margin	$82,218	$75,053

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$41,676	$34,408
Inventory valuation adjustment (1)	—	1,202
Amortization of intangible assets and finance lease (2)	6,402	7,350
Transaction and integration costs (3)	440	2,165
Nonqualified deferred compensation plan expense (4)	403	237
Adjusted earnings from operations	$48,921	$45,362

Reconciliation of adjusted net earnings
GAAP net earnings	$28,986	$22,710
Inventory valuation adjustment (1)	—	1,202
Amortization of intangible assets and finance lease (2)	6,474	7,422
Transaction and integration costs (3)	440	2,165
Income tax adjustment (5)	(2,316)	(2,918)
Adjusted net earnings	$33,584	$30,581

Adjusted net earnings per common share - diluted	$1.03	$0.94

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Balchem Corporation (NASDAQ:BCPC)
Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net earnings - as reported	$28,986	$22,710
Add back:
Provision for income taxes	7,864	6,409
Interest and other expenses	4,826	5,289
Depreciation and amortization	13,597	13,575
EBITDA	55,273	47,983
Add back certain items:
Non-cash compensation expense related to equity awards	4,750	4,770
Inventory valuation adjustment (1)	—	1,202
Transaction and integration costs (3)	440	2,165
Nonqualified deferred compensation plan expense (4)	403	237
Adjusted EBITDA	$60,866	$56,357

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended March 31,
	2024	Effective Tax Rate	2023	Effective Tax Rate
GAAP Income Tax Expense	$7,864	21.3%	$6,409	22.0%
Impact of ASU 2016-09 (6)	708		396
Adjusted Income Tax Expense	$8,572	23.3%	$6,805	23.4%

Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$33,388	$34,838
Capital expenditures and proceeds from the sale of assets	(6,573)	(9,612)
Free cash flow	$26,815	$25,226

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Balchem Corporation (NASDAQ:BCPC)

(1) Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company's cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

(2) Amortization of intangible assets and finance lease: Amortization of intangible assets and finance lease consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, an intangible asset in connection with a company-wide ERP system implementation, and one finance lease. We record expense relating to the amortization of these intangibles and finance lease in our GAAP financial statements. Amortization expenses for our intangible assets and finance lease are inconsistent in amount and are significantly impacted by the timing and valuation of an acquisition. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(3) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(4) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult. Adjustments have been made to the prior period presentation to conform with the current period presentation.

(5) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(6) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three months ended March 31, 2024 and 2023, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities.

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